UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2011

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition	2
Item 2.05. Costs Associated With Exit or Disposal Activities	3
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 7.01. Regulation FD Disclosure	3
Item 9.01. Financial Statements and Exhibits	3
SIGNATURES	4
EXHIBIT INDEX	4

Item 2.02.	Results of Operations and Financial Condition.

The information in this Item 2.02, and the Exhibit attached to this Report, is furnished pursuant to Item 2.02 of Form 8-K. Consequently, such items are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such items may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On October 28, 2011, Newell Rubbermaid Inc. (the “Company”) reported its results for the fiscal quarter ended September 30, 2011. The Company’s press release, dated October 28, 2011, and Additional Financial Information, is attached as Exhibit 99.1.

The press release and Additional Financial Information contain non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release and Additional Financial Information, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The Company has used certain financial measures that are included in the press release and Additional Financial Information both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:

•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•

permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.

The Company’s management believes that “Normalized” operating income is also useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s continuing operations. The Company’s management believes that free cash flow, defined by the Company as cash generated from operations less capital expenditures, is useful to investors because it is an indication of amounts of cash flow that may be available for dividends, repurchases of common stock, repayment of debt and further investment in future growth initiatives. The Company’s management believes that adjusted sales, as reflected in the Currency Analysis included in Exhibit 99.1, is useful to investors because it demonstrates the effect of foreign currency translation on reported sales. The Company’s management believes that “Normalized” earnings per share, which excludes restructuring and restructuring-related charges and one-time events such as losses related to the extinguishments of debt, tax benefits, impairment charges and certain other items, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Another purpose for which the Company uses “Normalized” earnings per share is as a performance goal that helps determine the amount, if any, of cash bonuses for corporate management and other employees under the Company’s management cash bonus plan.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On October 26, 2011, the Company committed to implement a program designed to reduce the complexity of the organization and increase investment in the most significant growth platforms within the business, funded by a reduction in structural SG&A costs. Cost savings from the program, named Project Renewal, are expected to be achieved in large part through a consolidation of the current three operating groups into two, and of 13 global business units into nine. The new operating groups, which will be operational effective January 1, 2012, will be named Newell Consumer and Newell Professional.

The Company expects to generate cost savings of approximately $90 to $100 million when the program is fully implemented by the end of 2012. The majority of the savings is expected to be realized in 2012 and will be reinvested in the business to unlock accelerated growth. In addition, the consolidation of two manufacturing facilities and two distribution centers will be implemented as part of the plan, with the goal of increasing operational efficiency, reducing costs, and improving gross margin.

In connection with the program, the Company expects to incur cash costs of $75 to $90 million and record pretax restructuring charges in the range of $90 to $100 million through the end of 2012, the majority of which are employee-related cash costs, including severance, retirement, and other termination benefits and costs. Charges of between $30 and $40 million are expected to be incurred in the fourth quarter of 2011. The Company estimates a total net headcount reduction of approximately 500 resulting from the program.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 28, 2011, the Company announced that Jay D. Gould would no longer serve as the Company’s Group President, Home & Family effective as of January 1, 2012.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 above and in Exhibit 99.1 to this Report is also intended to be furnished under this Item 7.01 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 28, 2011 issued by Newell Rubbermaid Inc., and Additional Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: October 28, 2011	By:	/s/ John K. Stipancich
John K. Stipancich Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 28, 2011, issued by Newell Rubbermaid Inc., and Additional Financial Information

4